CERTIFICATE OF MERGER
                                       OF
                         PACIFIC DEVELOPMENT CORPORATION
                                      INTO
                             CHESHIRE HOLDINGS, INC.

                        Pursuant to Section 252(c) of the
                    State of Delaware General Corporation law


         The undersigned, being the Surviving corporation, hereby sets forth as follows:

         FIRST: The name of the Surviving corporation is Cheshire Holdings, Inc.; its State of incorporation is Delaware.

         SECOND:   The  name  of  the   Non-Surviving   corporation  is  Pacific
Development Corporation; its State of incorporation is Colorado.

         THIRD: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 251 of the State of Delaware General Corporation Law.

         FOURTH: The amendments or changes in the Certificate of Incorporation of the Surviving Corporation that are to be effected by this merger are as follows: Article I of the Certificate of Incorporation of the Surviving Corporation is amended to read as follows:

                  "ARTICLE I: The name of the Surviving corporation shall be Cheshire Distributors, Inc."

         FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving corporation; the address of said principal place of business is as follows: 1599 Post Road East, Westport, Connecticut 06880.

         SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving corporation on request, and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of the non-surviving which is incorporated under the laws of the state of Colorado is 100,000,000 shares of common stock, $.001 par value.

         IN WITNESS WHEREOF, this certificate is hereby executed this day of March, 2000.

                                     Cheshire Holdings, Inc.


                                     By: s/ Gilad Gat
                                         --------------------------------
                                         Gilad Gat, Vice-President

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